UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2025
 _________________________
WEBSTER FINANCIAL CORPORATION
 _________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Elm Street, Stamford, Connecticut 06902
(Address and zip code of principal executive offices)

203-578-2202
(Registrant’s telephone number, including area code)
______________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WBS	New York Stock Exchange
Depositary Shares, each representing 1/1000th interest in a share of 5.25% Series F Non-Cumulative Perpetual Preferred Stock	WBS-PrF	New York Stock Exchange
Depositary Shares, each representing 1/40th interest in a share of 6.50% Series G Non-Cumulative Perpetual Preferred Stock	WBS-PrG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Agreements of Certain Officers
On October 23, 2025, the Compensation and Human Resources Committee of the Board of Directors of Webster Financial Corporation (“Webster” or the “Company”) approved certain compensation adjustments for Senior Executive Vice President and Chief Financial Officer Neal Holland to recognize his rapid integration and significant contributions to Webster, and his importance in implementing Webster's strategic plan. The approved compensation included a one time grant of $500,000 of Webster restricted stock with a time-based vesting on the third anniversary of the grant date pursuant to the Webster 2021 Stock Incentive Plan. Additionally, the Compensation and Human Resources Committee set Mr. Holland's base salary at $730,000, his target annual cash incentive award at 125% of his annual base salary and his target annual long-term incentive awards at 200% of his annual base salary, effective September 22, 2025.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
(Registrant)

Date: October 24, 2025	/s/ Kristy Berner
Kristy Berner
Executive Vice President and General Counsel